Exhibit 3.5

Business Number E0143572006 - 9 Filed in the Office of Secretary of State State Of Nevada Filing Number 20130226301 - 10 Filed On 03/26/2013 Number of Pages 5

UNANIMOUS WRITTEN CONSENT IN LIEU OF A SPECIAL MEETING OF THE BOAR D OF DIRECTORS OF GO GREEN GLOBAL TECHNOLOGIES, CORP. {PREFERRED SHARES, ISSUANCE OF PREFERRED SHARES 03/19/2013) In lieu of a special meeting of the board of directors of Go Green Global Technologies, Corp . {the "Company"), the undersigned, representing all of the board of directors of the Company (the "Board of Directors") take the following actions by written consent pursuant to the authority of the Nevada Business Corporation Act (Chapter 78 of the Nevada Revised Statutes † 78 . 315 (2)) and Nevada Revised Statutes † 78 . 1955 , and such actions shall have the same force and effect as if a meeting were duly called and held . PREFERRED SHARES WUEREAS, the Company requires additional funding on an ongoing basis; WHEREAS, revenue from sales is not currently generating sufficient funds to meet the Company's liabilities on an month - to - month basis; WHEREAS, certain of the Company's officers and shareholders have consistently provided ad hoc funding to the company in the form of equity purchases; WHEREAS, the Company wishes to recognize the ongoing financial support and confidence such investors bring to the Company in its early stages NOW, THEREFORE IT BE RESOLVED, the Board of Directors hereby authorizes the Company to designation 4,000,000 of its common shares to be preferred stock FURTHER RESOLVED, that the officers of the Company are, and each acting alone is, hereby authorized and directed to take such further action as may be necessary. appropriate or advisable to implement this resolution and any such prior actioru; are hereby ratified. The Company preferred shares shall be voting, hold a priority for distribution upon any winding up of the company or sale of all or substantially all of the assets of the Company in priority over a!! common stock holder , and shall automatically convert into common stock upoo listing of any of the Company shares on any national exchange, Warrants is.sued with the common stock under the Private Placement Memorandum shall remain redeemable for common stock. SWAP OF COMMON STOCK WHEREAS, the Company, purnuant to prior resolution, prepared and issued a Private Placement Memorandum, and acknowledges that it has received and expects to continue receiving investment proceeds therefrom ; WHEREAS, the Company believes it is in its best interest to offer preferred stock to encourage investment under the Private Placement Memorandum ; WHEREAS, if preferred shares designation has not yet been filed with the Nevada Secretary ofState at the time ofinvestment/issuance, the Company agrees that it will swap the common stock issued, to the persons and in the amounts, on a l : l basis . listed in Exhibit A_ RESOLVED, that the officers of this corporation are, and each acting alone is, hereby authorized to do and perform any and all such acts, including execution of any and all documents !Ill such officers shall deem necessary or advisable, to carry out the purposes and intent of the foregoing resolutions RESOLVED FURTHER, that any actions taken by such office.rs prior to the date of the foregoing resolutions adopted hereby that are within the authority conferred thereby are hereby ratified, confirmed and approved as the acts and deeds of this corporation. Page 1 of l

UNANIMOUS WRITTEN CONSENT
IN LIEU OF A SPECIAL MEETING
OF THE BOARD OF DIRECTORS
OF GO GREEN GLOBAL TECHNOLOGIES, CORP.
(PREFERRED SHARES, ISSUANCE OF PREFERRED SHARES 03/19/2013)

SIGNATURE PAGE

IN WITNESS WHEREOF, by executing these resolutions, each undersigned member of the Board of Directors is giving written consent in favor of the above resolutions. This Unanimous Written Consent may be executed in any number of counterparts, each of which shall constitute an original and all of which together shall constitute one action. Any copy, facsimile or other reliable reproduction of this action may be substituted or used in lieu of the original writing for any and all purposes for which the original writing could be used, provided that such copy, facsimile or other reproduction be a complete reproduction of the entire original writing.

John D'Alessandro, Director   Date: 3/19/2013

Geoff Grzywinski, Director   Date: March 19, 2013

Massimo DeCarli, Director   Date: 3/20/2013

Page 2 of 3

UNANIMOUS WRITTEN CONSENT IN LIEU OF A SPECIAL MEETING OF THE BOARD OF DIRECTORS OF GO GREEN GLOBAL TECHNOLOGIES, CORP. (PREFERRED SHARES, ISSUANCE OF PREFERRED SHARES 03/19/2013) Jn lieu of a special meeting of the board of directors of Go Green Global Technologies, Cmp . (the "Company"), the undersigned, representing all of the board of directors of the Company (the "Board of Directors") take the following actions by written consent pursuant to the authority of the Nevada Businen Corporation Act (Chapter 78 of the Nevada Revised Statutes † 78 . 315 (2)) and Nevada Revised Statutes † 78 . 1955 , and such actions shall have the same force and effect as if a meeting were duly called and held . PREFERRED SHARES WHEREAS, the Company requires additional funding on an ongoing basis; WHEREAS, revenue from sales is not currently generating sufficient funds to meet the Company's liabilities on an month - to - month basis; WHEREAS, certain of the Company's officers and shareholders have consistently provided ad hoc funding to the company in the form of equity purchases; WHEREAS, the Company wishes to recognize the ongoing financial support and confidence such investors bring to the Company in its early stages NOW, THEREFORE IT HE RESOLVED, the Board ofDirectors hereby authorizes the Company to designation 4,000,000 of its common shares to be preferred stock. FURTHER RESOLVED, that the officers of the Company are, and each acting alone is, hereby authorized and directed to take such further action as may be necessary, appropriate or advisable to implement this resolution and any such prior actions are hereby ratified. The Company preferred shares shall be voting, hold a priority for distribution upon any winding up of the company or sale of all or substantially all of the assets of the Company in priority over all common stock holders, and shall automatically ,;;onvert into common stock upon listing of any of the Company shares on any national exchange. Warrants issued with the common stock under the Private Placement Memorandum shall remain redeemable for common stock SWAP OF COMMON STOCK WHEREAS, the Company, pursuant to prior resolution, prepared and issued a Private Placement Memorandum, and acknowledges that it has received and expects to continue receiving investment proceeds therefrom ; WHEREAS, the Company believes it is in its best interest to offer preferred stock to encourage investment under the Private Placement Memorandum; WHEREAS, if preferred shares designation has not yet been filed with the Nevada Secretary of State at the time ofinvestmerrt/isSUB . Ilce, the Company agrees that it will swap the common stock issued, to the persons and in the amounts, on a l : l basis, listed in Exhibit A RESOLVED, that the officers ofthis corporation are, and each acting alone is, hereby authorized to do and perform any and all such acts, including execution of any and aJl documents as such officers shall deem necessary or advisable, to carry out the purposes and intent of the foregoing resolutions. RESOLVED FURTHER, that any actions taken by such officers prior to the date of the foregoing resolutions adopted hereby that are within the authority conferred thereby are hereby ratified, confinned and approved as the acts and deeds ohhis corporation. Page 1 of 1

UNANIMOUS WRITTEN CONSENT
IN LIEU OF A SPECIAL MEETING
OF THE BOARD OF DIRECTORS
OF GO GREEN GLOBAL TECHNOLOGIES, CORP.
(PREFERRED SHARES, ISSUANCE OF PREFERRED SHARES 03/19/2013)

SIGNATURE PAGE

IN WITNESS WHEREOF, by executing these resolutions, each undersigned member of the Board of Directors is giving written consent in favor of the above resolutions. This Unanimous Written Consent may be executed in any number of counterparts, each of which shall constitute an original and all of which together shall constitute one action. Any copy, facsimile or other reliable reproduction of this action may be substituted or used in lieu of the original writing for any and all purposes for which the original writing could be used, provided that such copy, facsimile or other reproduction be a complete reproduction of the entire original writing.

John D'Alessandro, Director — Date: 3/19/2013

Geoff Grzywinski, Director — Date: March 19, 2013

Massimo DeCarli, Director — Date: 3/20/2013

Page 2 of 3